Exhibit 99.1

FOR IMMEDIATE RELEASE

HCP ANNOUNCES THIRD QUARTER 2008 RESULTS

HIGHLIGHTS

•  $0.71 FFO per diluted share of common stock

•  Raised over $900 million during the quarter ended September 30, 2008:

•   $116 million from asset dispositions

•   $312 million from debt financing

•   $481 million from equity issuance

•  Completed Tenet settlement and sale of Tarzana hospital

•  Completed $200 million unsecured term loan on October 24, 2008

LONG BEACH, CA, November 4, 2008 – HCP (the “Company” or “we”) (NYSE:HCP) announced results for the quarter ended September 30, 2008.  Funds from operations (“FFO”) applicable to common shares was $175.1 million, or $0.71 per diluted share of common stock, for the quarter ended September 30, 2008, compared to FFO applicable to common shares of $109.0 million, or $0.52 per diluted share of common stock, in the year ago period.

FFO applicable to common shares for the quarter ended September 30, 2008 includes the impact of $0.17 per diluted share of common stock of the following i) lease termination fees of $0.07 per diluted share of common stock resulting from the early termination of three leases in our life science segment and a related impairment of $0.01 per diluted share of common stock; and ii) income of $0.11 per diluted share of common stock related to the settlement of various disputes with Tenet Healthcare Corporation (“Tenet”).  FFO applicable to common shares for the quarter ended September 30, 2007 includes the impact of $0.01 per diluted share of common stock of the following i) merger-related charges of $0.05 per diluted share of common stock; and ii) straight-line rental income of $0.04 per diluted share of common stock, resulting from our change in estimate related to the collectibility of straight-line rental income. FFO is a supplemental non-GAAP financial measure that the Company believes is helpful in evaluating the operating performance of real estate investment trusts.

Net income applicable to common shares for the quarter ended September 30, 2008 was $120.1 million, or $0.49 per diluted share of common stock, compared to net income applicable to common shares of $316.9 million, or $1.53 per diluted share of common stock, in the year ago period. Net income applicable to common shares for the quarter ended September 30, 2008 includes gain on sales of real estate of $27.4 million, compared to gain on sales of real estate of $286.2 million in the year ago period.

INVESTMENT TRANSACTIONS

During the quarter ended September 30, 2008, we sold three hospitals valued at $116 million and made investments aggregating $89 million through the purchase of debt securities and a joint venture interest, and funding of construction and other capital projects.

During the quarter ended September 30, 2008, two of our life science facilities located in South San Francisco were placed into service representing 147,000 square feet.

FINANCING TRANSACTIONS

On August 11, 2008, we issued 14.95 million shares of our common stock. We received net proceeds of $481 million, which were used to repay a portion of our outstanding indebtedness under our bridge loan facility.

In September 2008, we placed mortgage financing on senior housing assets through Fannie Mae aggregating $319 million, which was comprised of $140 million of five-year mortgage financing on four assets and $179 million of eight-year financing on 12 assets. The assets are cross-collateralized and the debt has a weighted-average fixed interest rate of 6.39%. We received net proceeds aggregating $312 million, which were used to repay our outstanding indebtedness under our revolving line of credit facility.

On October 24, 2008, we entered into a credit agreement with a syndicate of banks for a $200 million unsecured term loan. The term loan accrues interest at a rate of LIBOR plus 2.00%, based on our current debt ratings, and matures in August 2011. The net proceeds of $197 million received by us from the term loan were used to repay a portion of our outstanding indebtedness under our bridge loan facility, reducing the outstanding balance to $320 million.

OTHER EVENTS

On July 30, 2008, we received and recognized lease termination fees of $18 million from a tenant in connection with the early termination of three leases representing 149,000 square feet in our life science segment. Upon termination of the leases, we recognized an impairment of $4 million related to intangible assets associated with these leases, which resulted in a net FFO impact of $14 million.

On September 19, 2008, we completed the restructuring of our hospital portfolio leased to Tenet and settled various disputes. The settlement provided for, among other things, the sale of our hospital in Tarzana, California, valued at $89 million, the purchase of Tenet’s minority interest in a joint venture valued at $29 million and the extension of the terms of three other hospitals leased by us to Tenet. As a result of the sale of our hospital in Tarzana, California and the settlement of our legal disputes with Tenet, we recognized income of $47 million, of which $29 million, or $0.11 per diluted share of common stock, was included in FFO.

DIVIDEND

On October 30, 2008, we announced that our Board of Directors declared a quarterly common stock cash dividend of $0.455 per share. The dividend will be paid on November 21, 2008 to stockholders of record as of the close of business on November 10, 2008.

FUTURE OPERATIONS

For the full year 2008, we presently expect net income applicable to common shares to range between $1.88 and $1.92 per diluted common share, FFO applicable to common shares to range between $2.31 and $2.35 per diluted common share, and FFO applicable to common shares, before giving effect to merger-related charges and impairments, to range between $2.38 and $2.42 per diluted common share.

COMPANY INFORMATION

HCP has scheduled a conference call and webcast for Tuesday, November 4, 2008 at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) in order to present the Company’s performance and operating results for the quarter ended September 30, 2008. The conference call is accessible by dialing (866) 713-8307 (U.S.) or (617) 597-5307 (International). The participant passcode is 15288842. The webcast is accessible via the Company’s website at www.hcpi.com. The link can be found on the “Event Calendar” page, which is under the “Investor Relations” tab. A webcast replay of the conference call will be available after 11:00 a.m. Pacific Time (2:00 p.m. Eastern Time) on November 4, 2008 through November 18, 2008 on the

Company’s website and a telephonic replay can be accessed by calling (888) 286-8010 (U.S.) or (617) 801-6888 (International) and entering passcode 85554892. The Company’s supplemental information package for the current period will also be available on the Company’s website in the “Presentations” section of the “Investor Relations” tab.

ABOUT HCP

HCP, Inc., an S&P 500 company, is a real estate investment trust (REIT) that, together with its consolidated subsidiaries, invests primarily in real estate serving the healthcare industry in the United States. As of September 30, 2008, the Company’s portfolio of properties, excluding assets held for sale but including mortgage loans and properties owned by unconsolidated joint ventures, totaled 704 properties among the following segments: 267 senior housing, 107 life science, 254 medical office, 25 hospital and 51 skilled nursing. For more information, visit the Company’s website at www.hcpi.com.

###

FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include among other things net income applicable to common shares on a diluted basis, FFO applicable to common shares on a diluted basis, FFO applicable to common shares on a diluted basis before giving effect to merger-related charges and impairments, gain on sales of real estate, real estate depreciation and amortization, joint venture adjustments, merger-related charges and impairments for the full year of 2008.  These statements are made as of the date hereof and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include but are not limited to: the Company’s ability to access external sources of capital when desired and on reasonable terms; the Company’s ability to manage its indebtedness levels; the Company’s ability to maintain its credit ratings; the Company’s ability to achieve its expected benefits from acquisitions, including integrating and preserving the goodwill of those companies; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); continuing reimbursement uncertainty in the skilled nursing segment; competition in the senior housing segment specifically and in the healthcare industry in general; the Company’s ability to acquire, sell or lease facilities and the timing of acquisitions, sales and leasings; the Company’s ability to realize the benefits of its mezzanine investments; changes in the financial condition of the Company’s lessees and obligors; changes in healthcare laws and regulations and other changes in the healthcare industry which affect the operations of the Company’s lessees or obligors; changes in the Company’s management; litigation claims and developments; costs of compliance with building regulations; changes in tax laws and regulations; changes in rules governing financial reporting, including new accounting pronouncements; changes in economic conditions, including changes in interest rates and the availability and cost of capital, which affect opportunities for profitable investments; and other risks  described from time to time in the Company’s Securities and Exchange Commission filings.  The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

Contact:

HCP

Mark A. Wallace

Executive Vice President – Chief Financial Officer and Treasurer

(562) 733-5100

HCP, Inc.

Summary of Information

In thousands, except per share data

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

Revenues	$269,938	$243,579	$767,433	$658,039

Net income applicable to common shares	$120,135	$316,866	$392,276	$522,872

Basic earnings per common share	$0.49	$1.54	$1.69	$2.55

Diluted earnings per common share	$0.49	$1.53	$1.68	$2.53

Weighted average shares used to calculate diluted earnings per common share	245,906	207,070	233,391	206,672

Funds from operations applicable to common shares (1)	$175,063	$109,007	$416,783	$331,850

Diluted funds from operations applicable to common shares (1)	$179,055	$111,613	$427,938	$341,937

Basic funds from operations per common share (1)	$0.72	$0.53	$1.79	$1.62

Diluted funds from operations per common share (1)	$0.71	$0.52	$1.78	$1.60

Weighted average shares used to calculate diluted funds from operations per common share (1)	253,956	212,920	240,988	213,947

Impact of merger-related charges and impairments:
Merger-related charges (2)	$843	$9,078	$3,173	$18,057
Impairments	3,710	—	13,425	—
	$4,553	$9,078	$16,598	$18,057

Per common share impact of merger-related charges and impairments on diluted funds from operations	$0.01	$0.05	$0.06	$0.08

(1)

The Company believes that funds from operations applicable to common shares, diluted funds from operations applicable to common shares and basic and diluted funds from operations per common share are important supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. The term funds from operations (“FFO”) was designed by the real estate investment trust industry to address this issue.

FFO is defined as net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles), excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income. The Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current National Association of Real Estate Investment Trusts’ (“NAREIT”) definition or that have a different interpretation of the current NAREIT definition from the Company. A reconciliation of net income applicable to common shares to FFO applicable to common shares is provided herein.

(2)

Merger-related charges in the periods ended September 30, 2008 and 2007 include the amortization of fees associated with our acquisition financing for Slough Estates USA Inc. (“SEUSA”), as well as other SEUSA integration costs. Merger-related charges in the periods ended September 30, 2007 also include the amortization and write-off of fees associated with our acquisition financing for CNL Retirement Properties, Inc. (“CRP”), severance and retention-related compensation, as well as other CRP integration costs.

HCP, Inc.

Consolidated Statements of Income

In thousands, except per share data

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues:
Rental and related revenues	$233,632	$205,585	$657,484	$554,031
Tenant recoveries	20,240	17,560	61,855	42,909
Income from direct financing leases	14,543	18,832	43,646	49,037
Investment management fee income	1,523	1,602	4,448	12,062
Total revenues	269,938	243,579	767,433	658,039

Costs and expenses:
Depreciation and amortization	77,659	70,418	233,920	184,132
Operating	49,846	49,914	146,506	127,457
General and administrative	17,541	16,499	56,913	53,894
Impairments	3,710	—	13,425	—
Total costs and expenses	148,756	136,831	450,764	365,483

Other income (expense):
Gain on sale of real estate interest	—	—	—	10,141
Interest and other income, net	62,312	21,538	128,378	54,724
Interest expense	(83,249)	(103,707)	(265,054)	(254,434)
Total other income (expense)	(20,937)	(82,169)	(136,676)	(189,569)

Income before income taxes, equity income from unconsolidated joint ventures and minority interests’ share in earnings	100,245	24,579	179,993	102,987
Income taxes	(866)	318	(4,385)	860
Equity income from unconsolidated joint ventures	1,227	1,242	3,736	3,758
Minority interests’ share in earnings	(5,803)	(6,018)	(17,055)	(17,992)
Income from continuing operations	94,803	20,121	162,289	89,613

Discontinued operations:
Income before gain on sales of real estate, net of income taxes	3,198	15,874	18,025	56,838
Gain on sales of real estate, net of income taxes	27,416	286,153	227,810	392,269
Total discontinued operations	30,614	302,027	245,835	449,107

Net income	125,417	322,148	408,124	538,720
Preferred stock dividends	(5,282)	(5,282)	(15,848)	(15,848)

Net income applicable to common shares	$120,135	$316,866	$392,276	$522,872

Basic earnings per common share:
Continuing operations	$0.37	$0.07	$0.63	$0.36
Discontinued operations	0.12	1.47	1.06	2.19
Net income applicable to common shares	$0.49	$1.54	$1.69	$2.55

Diluted earnings per common share:
Continuing operations	$0.37	$0.07	$0.63	$0.36
Discontinued operations	0.12	1.46	1.05	2.17
Net income applicable to common shares	$0.49	$1.53	$1.68	$2.53

Weighted average shares used to calculate earnings per common share:
Basic	244,572	206,186	232,199	205,322

Diluted	245,906	207,070	233,391	206,672

HCP, Inc.

Funds From Operations Information

In thousands, except per share data

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

Net income applicable to common shares	$120,135	$316,866	$392,276	$522,872
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	77,659	70,418	233,920	184,132
Discontinued operations	47	3,886	5,832	17,748
Gains on sales of real estate and real estate interest	(27,416)	(286,153)	(227,810)	(402,410)
Equity income from unconsolidated joint ventures	(1,227)	(1,242)	(3,736)	(3,758)
FFO from unconsolidated joint ventures	6,488	6,187	18,216	15,819
Minority interests’ share in earnings	5,803	6,018	17,055	17,992
Minority interests’ share in FFO	(6,426)	(6,973)	(18,970)	(20,545)
Funds from operations applicable to common shares (1)	$175,063	$109,007	$416,783	$331,850

Distributions on convertible units	$3,992	$2,606	$11,155	$10,087

Diluted funds from operations applicable to common shares (1)	$179,055	$111,613	$427,938	$341,937

Basic funds from operations per common share (1)	$0.72	$0.53	$1.79	$1.62

Diluted funds from operations per common share (1)	$0.71	$0.52	$1.78	$1.60

Weighted average shares used to calculate diluted funds from operations per common share	253,956	212,920	240,988	213,947

Impact of merger-related charges and impairments:
Merger-related charges (2)	$843	$9,078	$3,173	$18,057
Impairments	3,710	—	13,425	—
	$4,553	$9,078	$16,598	$18,057

Per common share impact of merger-related charges and impairments on diluted funds from operations	$0.01	$0.05	$0.06	$0.08

(1)

The Company believes that funds from operations applicable to common shares, diluted funds from operations applicable to common shares and basic and diluted funds from operations per common share are important supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. The term funds from operations was designed by the real estate investment trust industry to address this issue.

FFO is defined as net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles), excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income. The Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that have a different interpretation of the current NAREIT definition from the Company.

(2)

Merger-related charges in the periods ended September 30, 2008 and 2007 include the amortization of fees associated with our acquisition financing for Slough Estates USA Inc. (“SEUSA”), as well as other SEUSA integration costs. Merger-related charges in the periods ended September 30, 2007 also include the amortization and write-off of fees associated with our acquisition financing for CNL Retirement Properties, Inc. (“CRP”), severance and retention-related compensation, as well as other CRP integration costs.

HCP, Inc.

Consolidated Balance Sheets

In thousands, except share and per share data

	September 30,	December 31,
	2008	2007
	(unaudited)
Assets
Real estate:
Buildings and improvements	$7,733,690	$7,521,415
Development costs and construction in progress	249,837	372,527
Land	1,563,167	1,569,956
Less accumulated depreciation and amortization	781,903	621,379
Net real estate	8,764,791	8,842,519

Net investment in direct financing leases	647,429	640,052
Loans receivable, net	1,068,240	1,065,485
Investments in and advances to unconsolidated joint ventures	275,593	248,894
Accounts receivable, net of allowance of $17,860 and $23,109, respectively	30,011	44,892
Cash and cash equivalents	117,052	96,269
Restricted cash	37,310	36,427
Intangible assets, net	552,906	623,073
Real estate held for sale, net	5,301	408,028
Other assets, net	532,771	516,133

Total assets	$12,031,404	$12,521,772

Liabilities and Stockholders’ Equity
Bank line of credit	$—	$951,700
Bridge loan	520,000	1,350,000
Senior unsecured notes	3,522,689	3,819,950
Mortgage debt	1,804,069	1,277,291
Mortgage debt on assets held for sale	978	3,470
Other debt	102,602	108,496
Intangible liabilities, net	249,965	278,143
Accounts payable and accrued liabilities	224,680	233,752
Deferred revenue	64,841	55,990
Total liabilities	6,489,824	8,078,792
Minority interests:
Joint venture partners	17,430	33,436
Non-managing member unitholders	230,811	305,835
Total minority interests	248,241	339,271

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $1.00 par value: 50,000,000 shares authorized; 11,820,000 shares issued and outstanding, liquidation preference of $25.00 per share	285,173	285,173
Common stock, $1.00 par value: 750,000,000 shares authorized 251,925,869 and 216,818,780 shares issued and outstanding, respectively	251,926	216,819
Additional paid-in capital	4,835,014	3,724,739
Cumulative dividends in excess of earnings	(49,893)	(120,920)
Accumulated other comprehensive loss	(28,881)	(2,102)

Total stockholders’ equity	5,293,339	4,103,709

Total liabilities and stockholders’ equity	$12,031,404	$12,521,772

HCP, Inc.

Projected Funds From Operations (1)

(Unaudited)

PROJECTED FUTURE OPERATIONS (Full Year 2008):

	2008
	Low	High

Diluted earnings per common share	$1.88	$1.92
Gain on sales of real estate and real estate interest	(0.94)	(0.94)
Real estate depreciation and amortization	1.30	1.30
Joint venture adjustments	0.07	0.07
Diluted funds from operations per common share (2)	2.31	2.35
Merger-related charges (3)	0.02	0.02
Impairments	0.05	0.05
Diluted funds from operations per common share before merger-related charges and impairments	$2.38	$2.42

(1)

Except as otherwise noted above, the foregoing projections reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development activities, property dispositions and the earnings impact of the events referenced in this release. Expect as otherwise noted, these estimates do not reflect the potential impact of future property acquisitions, impairments, realized gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, offerings of debt or equity securities or existing and future litigation matters.  By definition, FFO does not include real estate-related depreciation and amortization or gains and losses associated with real estate disposition activities, but does include impairments. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above. The aforementioned ranges represent management’s best estimate of results based upon the underlying assumptions as of the date of this press release.

(2)

The Company believes that diluted funds from operations per common share is an important supplemental measure of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. The term FFO was designed by the real estate investment trust industry to address this issue.

FFO is defined as net income (computed in accordance with U.S. generally accepted accounting principles), excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income. The Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that have a different interpretation of the current NAREIT definition from the Company.

(3)	Merger-related charges primarily include amortization of fees associated with the Company’s bridge loan and integration costs.